Exhibit 99

Investor Relations Contact

Shane O'Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL 2024

Wilmington, MA – June 26, 2024 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its third quarter ended May 25, 2024 as compared to the corresponding period in the prior fiscal year:

Q3 2024 Financial Highlights

•
Consolidated revenues for the third quarter increased 4.6% to $603.3 million.
•
Operating income was $48.5 million, an increase of 45.1%.
•
The quarterly tax rate decreased to 22.9% compared to 27.2% in the prior year.
•
Net income increased to $38.1 million from $24.3 million in the prior year, or 56.8%.
•
Diluted earnings per share increased to $2.03 from $1.29 in the prior year, or 57.4%.
•
EBITDA increased to $82.5 million compared to $64.0 million in the prior year, or 29.0%.
•
Cash flow from operating activities increased to $193.0 million in the first nine months of 2024, an increase of 35.2% over the prior year.

The Company's financial results for the third quarter of fiscal 2024 and 2023 included approximately $3.9 million and $8.4 million, respectively, of costs directly attributable to its customer relationship management (“CRM”) computer system and enterprise resource planning (“ERP”) project. The Company refers to the CRM and ERP projects together as its (“Key Initiatives”). In addition, the Company incurred costs related to the acquisition of Clean Uniform during the third quarter of fiscal 2023 of approximately $0.7 million. The effect of these items on the third quarter of fiscal 2024 and 2023 combined to decrease:

•
Both operating income and EBITDA by $3.9 million and $9.1 million, respectively.
•
Net income by $2.9 million and $6.8 million, respectively.
•
Diluted earnings per share by $0.16 and $0.37, respectively.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We are pleased with the results for our third quarter, which delivered solid growth in revenues, EBITDA and cash flows from operating activities. I want to sincerely thank all our Team Partners who continue to Always Deliver for each other and our customers as we strive towards our vision of being universally recognized as the best service provider in the industry. …all while living our Mission of Serving the People Who do the Hard Work.”

Segment Reporting Highlights

Core Laundry Operations

•
Revenues for the quarter increased 5.3% to $528.5 million.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 4.7%.
•
Operating margin increased to 7.0% from 4.2%.
•
Core Laundry Operations' EBITDA margin increased to 13.1% from 9.9%.

The costs we incurred related to the Key Initiatives and the Clean acquisition, discussed above, were recorded to the Core Laundry Operations’ segment, and combined to decrease both the Core Laundry Operations’ operating and EBITDA margins for the third quarters of fiscal 2024 and 2023 by 0.7% and 1.8%, respectively.

The segment's operating and EBITDA margin comparisons benefited from elevated expense in the prior year related to higher healthcare claims and costs related to a legal matter. In addition, merchandise, payroll and other operating input costs were lower in the third quarter of fiscal 2024 as a percentage of revenues.

Specialty Garments

•
Revenues for the quarter were $47.6 million, a decrease of 3.7%, which was due primarily to a decline in revenue from our nuclear operations. Partially offsetting this decrease was growth in the segment's cleanroom operations.
•
Operating margin decreased to 23.9% from 25.2% a year ago, primarily as a result of increased production costs, selling payroll costs and depreciation expense as a percentage of revenues. These margin pressures were partially offset by lower merchandise cost as a percentage of revenue.
•
Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•
Cash, cash equivalents and Short-term investments totaled $125.4 million as of May 25, 2024.
•
The Company had no long-term debt outstanding as of May 25, 2024.
•
The Company repurchased 47,250 shares of Common Stock for $7.8 million in the third quarter of fiscal 2024. As of May 25, 2024, the Company had $84.0 million remaining under its existing share repurchase authorization.
•
Weighted average shares outstanding – Diluted for both the third quarter of fiscal 2024 and fiscal 2023 were 18.7 million.

Financial Outlook

Mr. Sintros continued, “We continue to expect our revenues for fiscal 2024 to be between $2.415 billion and $2.425 billion, however, we now expect fully diluted earnings per share to be between $7.17 and $7.49.” Our outlook for fiscal 2024 includes one extra week of operations compared to fiscal 2023 due to the timing of our fiscal quarter, and assumes:

•
Core Laundry Operations’ organic growth at the midpoint of the range of 4.5%.
•
Core Laundry Operations’ operating and EBITDA margins at the midpoint of the range of 6.6% and 12.7%, respectively.
•
An estimate of $12.0 million of costs directly attributable to our Key Initiatives that will be expensed in fiscal 2024 and will decrease both the Core Laundry Operations’ operating and EBITDA margins by 0.6%.
•
An effective tax rate of 24.5%.
•
No impact from any future share buybacks or unexpected significantly adverse economic developments.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, facility service products, as well as first aid and safety supplies and services. Together with its subsidiaries, the Company also manages specialized garment programs for the cleanroom and nuclear industries. In addition to partnering with leading brands, UniFirst manufactures its own branded workwear, protective clothing, and floorcare products at its five company-owned ISO-9001-certified manufacturing facilities. With more than 270 service locations, over 300,000 customer locations, and 16,000-plus employee Team Partners, the Company outfits more than 2 million workers every day. For more information, contact UniFirst at 888.296.2740 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company's current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” “design,” “assumption,” “vision” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of continued high inflation rates or further increases in inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine, disruption in the Middle East or the COVID-19 pandemic, and their impact on our customers' businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate acquisitions and successfully integrate acquired businesses, including Clean Uniform, and the performance of such businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, the continuing increase in domestic healthcare costs, increased workers' compensation claim costs, increased healthcare claim costs, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission (the “SEC”), New York Stock Exchange and accounting or other rules, including, without limitation, recent rules adopted by the SEC regarding climate-related and cybersecurity-related disclosures, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, our ability to successfully remediate the material weakness in internal control over financial reporting disclosed in our Annual Report on Form 10-K for the year ended August 26, 2023 and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 26, 2023, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(In thousands, except per share data)	May 25, 2024	May 27, 2023	May 25, 2024	May 27, 2023
Revenues	$603,328	$576,668	$1,787,564	$1,661,157

Operating expenses:
Cost of revenues (1)	391,244	379,419	1,171,231	1,103,287
Selling and administrative expenses (1)	129,074	132,677	383,350	372,230
Depreciation and amortization	34,560	31,175	103,453	88,115
Total operating expenses	554,878	543,271	1,658,034	1,563,632

Operating income	48,450	33,397	129,530	97,525

Other expense (income):
Interest income, net	(1,406)	(553)	(4,590)	(6,353)
Other expense, net	522	621	1,813	1,526
Total other (income) expense, net	(884)	68	(2,777)	(4,827)

Income before income taxes	49,334	33,329	132,307	102,352
Provision for income taxes	11,277	9,053	31,468	26,309

Net income	$38,057	$24,276	$100,839	$76,043

Income per share – Basic:
Common Stock	$2.12	$1.35	$5.61	$4.23
Class B Common Stock	$1.70	$1.08	$4.49	$3.39

Income per share – Diluted:
Common Stock	$2.03	$1.29	$5.38	$4.06

Income allocated to – Basic:
Common Stock	$31,962	$20,394	$84,716	$63,882
Class B Common Stock	$6,095	$3,882	$16,123	$12,161

Income allocated to – Diluted:
Common Stock	$38,057	$24,276	$100,839	$76,043

Weighted average shares outstanding – Basic:
Common Stock	15,062	15,087	15,094	15,084
Class B Common Stock	3,590	3,590	3,590	3,590

Weighted average shares outstanding – Diluted:
Common Stock	18,705	18,748	18,738	18,751

(1)
Exclusive of depreciation on the Company's property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	May 25, 2024	August 26, 2023
Assets
Current assets:
Cash and cash equivalents	$112,246	$79,443
Short-term investments	13,186	10,157
Receivables, net	284,363	279,078
Inventories	161,487	148,334
Rental merchandise in service	242,971	248,323
Prepaid taxes	13,679	20,907
Prepaid expenses and other current assets	56,457	53,876
Total current assets	884,389	840,118
Property, plant and equipment, net	790,031	756,540
Goodwill	648,795	647,900
Customer contracts and other intangible assets, net	125,877	145,618
Deferred income taxes	729	567
Operating lease right-of-use assets, net	66,702	62,565
Other assets	134,895	116,667
Total assets	$2,651,418	$2,569,975
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$86,273	$92,730
Accrued liabilities	165,386	156,408
Accrued taxes	—	352
Operating lease liabilities, current	18,160	17,739
Total current liabilities	269,819	267,229
Long-term liabilities:
Accrued liabilities	124,361	121,682
Accrued and deferred income taxes	130,954	130,084
Operating lease liabilities	50,676	47,020
Total liabilities	575,810	566,015
Shareholders’ equity:
Common Stock	1,504	1,510
Class B Common Stock	359	359
Capital surplus	103,097	99,303
Retained earnings	1,994,279	1,926,549
Accumulated other comprehensive loss	(23,631)	(23,761)
Total shareholders’ equity	2,075,608	2,003,960
Total liabilities and shareholders’ equity	$2,651,418	$2,569,975

Detail of Operating Results

(Unaudited)

	Thirteen Weeks Ended May 25, 2024				Thirteen Weeks Ended May 27, 2023
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$528,454	$47,582	$27,292	$603,328	$501,719	$49,407	$25,542	$576,668
Revenue Growth %	5.3%	-3.7%	6.9%	4.6%

Operating Income (Loss) (1), (2)	$36,929	$11,373	$148	$48,450	$20,995	$12,455	$(53)	$33,397
Operating Margin	7.0%	23.9%	0.5%	8.0%	4.2%	25.2%	-0.2%	5.8%

EBITDA (1), (2)	$69,123	$12,408	$957	$82,488	$49,812	$13,400	$739	$63,951
EBITDA Margin	13.1%	26.1%	3.5%	13.7%	9.9%	27.1%	2.9%	11.1%

(1)
The Company's financial results for the third quarter of fiscal 2024 and 2023 included approximately $3.9 million and $8.4 million, respectively, of costs directly attributable to its Key Initiatives. In addition, the Company incurred costs related to the acquisition of Clean Uniform during the third quarter of fiscal 2023 of approximately $0.7 million. These costs were recorded to the Core Laundry Operations.
(2)
The Key Initiatives' costs and Clean acquisition costs combined to decrease both Core Laundry Operations' operating margin and EBITDA margin for the third quarter of fiscal 2024 and 2023 by 0.7% and 1.8%, respectively.

	Thirty-Nine Weeks Ended May 25, 2024				Thirty-Nine Weeks Ended May 27, 2023
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$1,574,863	$135,713	$76,988	$1,787,564	$1,456,167	$135,613	$69,377	$1,661,157
Revenue Growth %	8.2%	0.1%	11.0%	7.6%

Operating Income (Loss) (3), (4)	$98,066	$33,391	$(1,927)	$129,530	$68,468	$30,683	$(1,626)	$97,525
Operating Margin	6.2%	24.6%	-2.5%	7.2%	4.7%	22.6%	-2.3%	5.9%

EBITDA (3), (4)	$194,089	$36,478	$603	$231,170	$149,754	$33,668	$692	$184,114
EBITDA Margin	12.3%	26.9%	0.8%	12.9%	10.3%	24.8%	1.0%	11.1%

(3)
The Company's financial results for the first nine months of fiscal 2024 and 2023 included approximately $10.0 million and $27.5 million, respectively, of costs directly attributable to its Key Initiatives. In addition, the Company incurred costs related to the acquisition of Clean Uniform during the first nine months of fiscal 2023 of approximately $2.7 million. These costs were recorded to the Core Laundry Operations.
(4)
The Key Initiatives' costs and Clean acquisition costs combined to decrease both Core Laundry Operations' operating margin and EBITDA margin for the first nine months of fiscal 2024 and 2023 by 0.6% and 2.1%, respectively.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	May 25, 2024	May 27, 2023
Cash flows from operating activities:
Net income	$100,839	$76,043
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization (1)	103,453	88,115
Share-based compensation	7,145	6,874
Accretion on environmental contingencies	948	777
Accretion on asset retirement obligations	721	690
Deferred income taxes	4,048	11,709
Other	1,061	16
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(5,288)	(22,148)
Inventories	(13,101)	2,110
Rental merchandise in service	5,308	(19,544)
Prepaid expenses and other current assets and Other assets	(11,518)	67
Accounts payable	(5,118)	3,492
Accrued liabilities	(3,212)	(13,152)
Prepaid and accrued income taxes	7,726	7,758
Net cash provided by operating activities	193,012	142,807

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(203)	(306,192)
Capital expenditures, including capitalization of software costs	(121,937)	(124,067)
Purchases of investments	(24,581)	(117,012)
Maturities of investments	21,679	107,000
Proceeds from sale of assets	749	517
Net cash used in investing activities	(124,293)	(439,754)

Cash flows from financing activities:
Payment of deferred financing costs	—	(851)
Borrowings under line of credit	—	80,000
Repayments under line of credit	—	(80,000)
Proceeds from exercise of share-based awards	3	3
Taxes withheld and paid related to net share settlement of equity awards	(2,731)	(2,850)
Repurchase of Common Stock	(15,962)	—
Payment of cash dividends	(17,436)	(16,527)
Net cash used in financing activities	(36,126)	(20,225)

Effect of exchange rate changes	210	76

Net increase (decrease) in cash and cash equivalents	32,803	(317,096)
Cash and cash equivalents at beginning of period	79,443	376,399
Cash and cash equivalents at end of period	$112,246	$59,303
(1)
Depreciation and amortization for the first nine months of fiscal 2024 and 2023 included approximately $13.9 million and $9.8 million, respectively, of non-cash amortization expense recognized on acquisition-related intangible assets.

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement the Company's consolidated financial results in this press release, the Company also presents EBITDA and EBITDA margin, which are non-GAAP financial measures. The Company defines EBITDA as net income before interest, income taxes, depreciation and amortization. EBITDA margin is defined as EBITDA for a period divided by revenue for the same period.

The Company believes these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company and its segments to both management and investors. These non-GAAP financial measures exclude certain items that may impact the comparability of the Company's results. In addition, by excluding certain items, these non-GAAP financial measures enable management and investors to further evaluate the underlying operating performance of the Company.

Supplemental reconciliations of the Company's consolidated net income on a GAAP basis to EBITDA and EBITDA margin, which are non-GAAP financial measures, are presented in the following tables. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures, which are provided below. EBITDA and EBITDA margin should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

The Company does not allocate its provision for income taxes to its business segments and as a result, presents it in a separate column in the following tables.

	Thirteen Weeks Ended May 25, 2024
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$528,454	$47,582	$27,292	$—	$603,328

Net income	$37,813	$11,373	$148	$(11,277)	$38,057
Provision for income taxes	—	—	—	11,277	11,277
Interest income, net	(1,406)	—	—	—	(1,406)
Depreciation and amortization	32,716	1,035	809	—	34,560
EBITDA	$69,123	$12,408	$957	$—	$82,488
EBITDA Margin	13.1%	26.1%	3.5%		13.7%

	Thirteen Weeks Ended May 27, 2023
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$501,719	$49,407	$25,542	$—	$576,668

Net income	$20,927	$12,455	$(53)	$(9,053)	$24,276
Provision for income taxes	—	—	—	9,053	9,053
Interest income, net	(553)	—	—	—	(553)
Depreciation and amortization	29,438	945	792	—	31,175
EBITDA	$49,812	$13,400	$739	$—	$63,951
EBITDA Margin	9.9%	27.1%	2.9%		11.1%

	Thirty-Nine Weeks Ended May 25, 2024
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$1,574,863	$135,713	$76,988	$—	$1,787,564

Net income	$100,843	$33,391	$(1,927)	$(31,468)	$100,839
Provision for income taxes	—	—	—	31,468	31,468
Interest income, net	(4,590)	—	—	—	(4,590)
Depreciation and amortization	97,836	3,087	2,530	—	103,453
EBITDA	$194,089	$36,478	$603	$—	$231,170
EBITDA Margin	12.3%	26.9%	0.8%		12.9%

	Thirty-Nine Weeks Ended May 27, 2023
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$1,456,167	$135,613	$69,377	$—	$1,661,157

Net income	$73,295	$30,683	$(1,626)	$(26,309)	$76,043
Provision for income taxes	—	—	—	26,309	26,309
Interest income, net	(6,353)	—	—	—	(6,353)
Depreciation and amortization	82,812	2,985	2,318	—	88,115
EBITDA	$149,754	$33,668	$692	$—	$184,114
EBITDA Margin	10.3%	24.8%	1.0%		11.1%

Supplemental reconciliations of the Company’s fiscal 2024 financial outlook for consolidated net income on a GAAP basis to EBITDA and EBITDA margin, which are non-GAAP financial measures, are presented in the following table. In addition, supplemental reconciliations of the fiscal 2024 financial outlook for segments’ net income on a GAAP basis to segments’ EBITDA and EBITDA margin, which are non-GAAP financial measures, are also presented in the following table.

Investors are encouraged to review the reconciliations of the outlook for these non-GAAP measures to the outlook for their most directly comparable GAAP financial measures, which are provided below. The Company’s outlook contains forward-looking statements and information. Actual results may differ materially. See “Forward-Looking Statements Disclosure.”

	Fifty-Three Weeks Ended August 31, 2024 (1)
			Specialty Garments,
		Core Laundry	First Aid, and
(In thousands, except percentages)	Consolidated	Operations	Other
Revenue	$2,420,000	$2,138,000	$282,000

Net income	$137,400	$144,000	$(6,600)
Provision for income taxes	44,600	—	44,600
Interest income, net	(5,500)	(5,500)	—
Depreciation and amortization	140,900	133,400	7,500
EBITDA	$317,400	$271,900	$45,500
EBITDA Margin	13.1%	12.7%	16.1%

(1)
Amounts represent the midpoint of the Company’s fiscal 2024 financial outlook.